Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On November 1, 2022, SPX Technologies, Inc. (the “Company”) together with SPX, LLC, The Marley-Wylain Company, LLC (“Marley-Wylain”) and SPX Cooling Technologies, LLC (“SPXCT”, and together with SPX, LLC and Marley-Wylain, the “Target Companies”), each a wholly-owned subsidiary of the Company which holds asbestos and certain other liabilities and related insurance assets, entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Canvas Holdco, LLC, a Delaware limited liability company (“Purchaser”), an entity formed by a joint venture of Global Risk Capital LLC and an affiliate of Premia Holdings Ltd.. Marley-Wylain and SPXCT are wholly owned subsidiaries of SPX, LLC.

Pursuant to the Purchase Agreement, on November 1, 2022, the Company transferred to the Purchaser the issued and outstanding limited liability company membership interests of SPX, LLC (the “Sale”). In connection with the Sale, the Company contributed an aggregate $138.8 million of cash to the Target Companies (the “Contribution”), and the Purchaser made a capital contribution of $8 million to the Target Companies. The board of managers of the Target Companies have each received a solvency opinion from an independent advisory firm that the Target Companies are solvent after giving effect to the Sale.

Pursuant to and as more specifically described in the Purchase Agreement, the Target Companies have agreed to indemnify the Company and its affiliates for asbestos-related liabilities. These indemnification obligations are not subject to any cap or time limitation.

The Purchase Agreement contains customary representations and warranties with respect to the Target Companies, the Company and the Purchaser. Pursuant to the Purchase Agreement, the Company and the Purchaser will each indemnify the other for breaches of representations and warranties or breaches of covenants, subject to certain limitations as set forth in the Purchase Agreement.

The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2021, and nine months ended October 1, 2022, as well as the pro forma condensed consolidated balance sheet as of October 1, 2022, have been derived from the Company’s historical consolidated financial information. The unaudited pro forma condensed consolidated statements of operations have been prepared as if the Sale occurred on January 1, 2021 (the first day of fiscal year 2021), while the unaudited pro forma condensed consolidated balance sheet has been prepared as if the Sale occurred on October 1, 2022. The unaudited pro forma condensed consolidated financial statements (the “Pro Formas”) and the accompanying notes should be read together with the Company’s annual report on Form 10-K for the year ended December 31, 2021 and the Company’s quarterly report on Form 10-Q for the quarter ended October 1, 2022.

The Pro Formas do not purport to represent what the Company’s financial position and results of operations would have been had the Sale occurred on the dates indicated or to project financial performance for any future period or as of a future date. In addition, the Pro Formas are based on currently available information and certain assumptions that the Company believes are reasonable, and are provided for illustrative and informational purposes only. The Pro Formas have been prepared to reflect adjustments to the Company’s historical consolidated financial statements that are (1) directly attributable to the Sale; (2) factually supportable; and (3) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the Company’s results of operations. The Pro Formas include adjustments to reflect the elimination of the operating results of the Target Companies and the sale of the Target Companies, including the cash transferred with the Target Companies, and the resulting loss on sale. Assumptions underlying the pro forma adjustments are described in the accompanying notes.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Year ended December 31, 2021
	Historical	Transaction Accounting Adjustments	Notes	Pro Forma

Revenues	$1,219.5	$—		$1,219.5
Costs and expenses:
Cost of products sold	787.7	—		787.7
Selling, general and administrative	309.6	4.1	(a)	305.5
Intangible amortization	21.6	—		21.6
Impairment of goodwill and intangible assets	30.0	—		30.0
Special charges, net	1.0	—		1.0
Other operating income, net	(4.1)	26.3	(a)	(30.4)
Operating income	73.7	(30.4)		104.1
Other income, net	9.0	(21.7)	(a)	30.7
Interest expense	(13.3)	—		(13.3)
Interest income	0.5	—		0.5
Income from continuing operations before income taxes	69.9	(52.1)		122.0
Income tax provision	(10.9)	13.8	(b)	(24.7)
Income from continuing operations	59.0	(38.3)		97.3
Income from discontinued operations, net of tax	5.7	—		5.7
Gain on disposition of discontinued operations, net of tax	360.7	(2.1)	(c)	362.8
Income from discontinued operations, net of tax	366.4	(2.1)		368.5
Net income	$425.4	$(40.4)		$465.8
Earnings per share of common stock:
Basic - Net income from continuing operations	$1.30			$2.15
Diluted - Net income from continuing operations	$1.27			$2.09
Basic - Net income from discontinued operations	$8.09			$8.14
Diluted - Net income from discontinued operations	$7.88			$7.93
Weighted-average number of common shares outstanding:
Basic	45.289			45.289
Diluted	46.495			46.495

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Nine months ended October 1, 2022
	Historical	Transaction Accounting Adjustments	Notes	Pro Forma
Revenues	$1,031.6	$—		$1,031.6
Costs and expenses:
Cost of products sold	669.9	—		669.9
Selling, general and administrative	261.6	3.3	(a)	258.3
Intangible amortization	23.1	—		23.1
Special charges, net	0.1	—		0.1
Other operating (income) expense, net	1.0	2.3	(a)	(1.3)
Operating income	75.9	(5.6)		81.5
Other expense, net	(19.8)	(17.0)	(a)	(2.8)
Interest expense	(7.3)	—		(7.3)
Interest income	1.4	—		1.4
Loss on amendment/refinancing of senior credit agreement	(1.1)	—		(1.1)
Income from continuing operations before income taxes	49.1	(22.6)		71.7
Income tax provision	(4.5)	6.0	(b)	(10.5)
Income from continuing operations	44.6	(16.6)		61.2
Income from discontinued operations, net of tax	—	—		—
Loss on disposition of discontinued operations, net of tax	(17.1)	(4.0)	(c)	(13.1)
Loss from discontinued operations, net of tax	(17.1)	(4.0)		(13.1)
Net income	$27.5	$(20.6)		$48.1
Earnings per share of common stock:
Basic - Net income from continuing operations	$0.98			$1.35
Diluted - Net income from continuing operations	$0.96			$1.32
Basic - Net loss from discontinued operations	$(0.38)			$(0.29)
Diluted - Net loss from discontinued operations	$(0.37)			$(0.28)
Weighted-average number of common shares outstanding:
Basic	45.382			45.382
Diluted	46.253			46.253

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited; in millions)

	October 1, 2022
	Historical	Transaction Accounting Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash and equivalents	$183.4	$(138.8)	(d)	$44.6
Accounts receivable, net	266.1	(5.6)	(e)	260.5
Contract assets	30.2	—		30.2
Inventories, net	265.2	—		265.2
Other current assets	92.8	(50.0)	(e)	42.8
Total current assets	837.7	(194.4)		643.3
Property, plant and equipment:
Land	13.9	—		13.9
Buildings and leasehold improvements	62.3	—		62.3
Machinery and equipment	227.8	—		227.8
	304.0	—		304.0
Accumulated depreciation	(197.0)	—		(197.0)
Property, plant and equipment, net	107.0	—		107.0
Goodwill	448.6	—		448.6
Intangibles, net	403.7	—		403.7
Other assets	619.8	(424.2)	(e)	195.6
Deferred income taxes	24.5	(24.5)	(e)	—
Assets of DBT and Heat Transfer (includes cash and cash equivalents of $3.9)	41.2	—		41.2
TOTAL ASSETS	$2,482.5	$(643.1)		$1,839.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$125.2	$(1.2)	(e)	$124.0
Contract liabilities	45.5	—		45.5
Accrued expenses	194.6	(48.8)	(f)	145.8
Income taxes payable	6.8	—		6.8
Short-term debt	1.9	—		1.9
Current maturities of long-term debt	0.4	—		0.4
Total current liabilities	374.4	(50.0)		324.4
Long-term debt	244.6	—		244.6
Deferred and other income taxes	25.5	2.6	(e)	28.1
Other long-term liabilities	726.9	(522.5)	(e)	204.4
Liabilities of DBT and Heat Transfer	31.4	—		31.4
Total long-term liabilities	1,028.4	(519.9)		508.5
Stockholders’ Equity:
Common stock	0.5	—		0.5
Paid-in capital	1,331.9	—		1,331.9
Retained deficit	(24.3)	(73.2)	(g)	(97.5)
Accumulated other comprehensive income	237.2	—		237.2
Common stock in treasury	(465.6)	—		(465.6)
Total stockholders’ equity	1,079.7	(73.2)		1,006.5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,482.5	$(643.1)		$1,839.4

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(Amounts in millions)

Note 1 — Basis of Presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma adjustments. The pro forma condensed consolidated financial statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Sale occurred on the dates indicated. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2 — Pro Forma Adjustments

The Unaudited Pro Forma Condensed Consolidated Financial Statements reflect the effect of the following pro forma adjustments:

(a) Represents adjustments to eliminate the operating results of the Target Companies, including:

•	Administrative expenses related to management of asbestos-related claims;
•	Legal costs incurred in connection with insurance recovery disputes;
•	Charges associated with adjustments to insurance recovery assets and asbestos-related liabilities; and
•	Charges associated with a legacy environmental matter disposed of with the Sale.

(b) Represents the estimated tax impact of the aggregate adjustments noted in item (a).

(c) Represents the removal of charges associated with adjustments to insurance recovery assets and asbestos-related liabilities, net of the estimated tax impact.

(d) Represents cash contributed to the Target Companies by the Company of approximately $138.8.

(e) Represents adjustments to reflect the disposition of the asbestos-related assets and liabilities, including administrative expenses payable, of the Target Companies associated with the Sale, along with the write-off of the associated deferred tax assets.

(f) Represents the removal of accrued expenses related to the Target Companies ($54.8), partially offset by the recognition of a liability for transaction costs not paid at the time of the Sale ($6.0).

(g) Represents the recognition of the estimated loss related to the Sale. Amount is comprised of the following:

Net liabilities sold	$98.7
Cash contributed by the Company	(138.8)
Transaction fees	(6.0)
Write-off of deferred tax assets	(27.1)
Estimated loss on sale	$(73.2)

The amount of loss could change materially as the Company finalizes its estimates to be reported in its Report on Form 10-K for the year ending December 31, 2022.